EXHIBIT 99.1

Two River Bancorp Reports 2017 Fourth Quarter and Annual Financial Results

TINTON FALLS, N.J., Jan. 30, 2018 (GLOBE NEWSWIRE) -- Two River Bancorp (Nasdaq:TRCB) (the "Company"), the parent company of Two River Community Bank ("the Bank"), today reported financial results for the fourth quarter and twelve months ended December 31, 2017, highlighted by solid loan growth during the quarter. All share and per share data for all referenced reporting periods have been adjusted for a 5% stock dividend paid on February 28, 2017.

Tax Cuts and Jobs Act
On December 22, 2017, the Tax Cuts and Jobs Act (the “Act”) was signed into law. Among the other changes was a permanent reduction in the Federal corporate income tax rate from 34% to 21%, effective January 1, 2018. As a result of this change, the Company had to revalue its net deferred tax asset at December 31, 2017. The Company reduced its net deferred tax asset by $1.78 million, or $0.21 per diluted share, which was recorded as a one-time non-cash charge to income tax expense in the fourth quarter of 2017. The reduction of the Company’s 2018 Federal corporate tax rate to 21% will result in a significant tax benefit in 2018 and beyond and it is anticipated that the majority of this charge will be recouped in 2018. A portion of this tax benefit will be used to reinvest in the Company’s people, fund its growth, and further support the communities it serves. The charge impacted several metrics throughout the quarter and annual results.

Operating and Financial Highlights
(all comparisons to the respective prior year’s period unless otherwise noted)

Fourth Quarter 2017

  Net income was $335,000, or $0.04 per diluted share, compared to $2.57 million, or $0.30 per diluted share.
  -- The 2017 fourth quarter included the above-mentioned charge to income tax expense of $1.78 million, or $0.21 per diluted share. Excluding this one-time charge, 2017 fourth quarter net income was $2.11 million, or $0.24 per diluted share.
  Net interest income increased 12.3% to $8.53 million due to strong loan growth.
  Total loans increased $34.8 million in the fourth quarter to $850.9 million. As a result of this loan growth, the Company reported a $675,000 loan loss provision, compared to a loan loss recovery of $345,000 in the same prior year period.
  Total deposits grew by $39.7 million during the quarter to $861.6 million as core checking deposits increased by $28.0 million.

Annual 2017

  Net income was $6.50 million, or $0.75 per diluted share, compared to $8.63 million, or $1.01 per diluted share. Net income for 2017 was impacted by the above-mentioned charge to income tax expense of $1.78 million, or $0.21 per diluted share. In 2016, the Company received an $862,000, or $0.10 per diluted share, tax-free BOLI death benefit. Excluding the one-time charge to income tax expense and the BOLI event in the prior year, 2017 net income increased 6.6%.
  Net interest income increased 10.4% to $32.53 million, largely due to higher interest-earning assets driven by loan growth.
  Non-interest income decreased 0.5% to $5.46 million, due the impact of the previously announced BOLI death benefit received in 2016. Excluding the BOLI death benefit, non-interest income increased 18.0%.
  Non-performing assets to total assets decreased to 0.20% at December 31, 2017, from 0.23% at September 30, 2017, and increased from 0.19% at December 31, 2016.
  Tangible book value per share was $10.44 at December 31, 2017, compared to $10.46 at September 30, 2017 and $9.88 at December 31, 2016.
  Total assets at December 31, 2017 were a record $1.04 billion, an increase of $99.6 million, or 10.6%, from $940.2 million at December 31, 2016.
  Total loans as of December 31, 2017 were $850.9 million, an increase of $97.8 million, or 13.0%, from $753.1 million at December 31, 2016.
  Total deposits as of December 31, 2017 were $861.6 million, an increase of $85.0 million, or 10.9%, compared with $776.6 million as of December 31, 2016.

Management Commentary
William D. Moss, President and CEO, stated, “The Company achieved exceptional loan and deposit growth in the fourth quarter, which fueled a strong finish to the year and provides a very strong base for 2018. Commercial real estate loans remain the strongest catalyst for this growth, as we benefited from a robust loan pipeline across our geographic footprint. The fee income contributions from both our SBA and mortgage business lines were strong throughout 2017, reflected in a 21.1% and 36.2% increase, respectively. We are pleased to have exceeded the $1.0 billion mark in assets during the year, and expect earnings to benefit by loan growth in future quarters, along with the positive impact of the lower tax rate.”

Dividend Information
On January 17, 2018, the Company’s Board of Directors declared a quarterly cash dividend of $0.045 per share, payable on February 28, 2018 to shareholders of record as of the close of business on February 7, 2018. This marks the 20th consecutive quarterly cash dividend, which is in addition to the 5% stock dividend paid in February 2017.

Key Quarterly Performance Metrics

	4th Qtr.	3rd Qtr.	2nd Qtr.	1st Qtr.	4th Qtr.	12 Mo. Ended	12 Mo. Ended
	2017	2017	2017	2017	2016	12/31/2017	12/31/2016
Net Income (in thousands)	$335	$2,237	$2,128	$1,802	$2,567	$6,502	$8,631
Earnings per Common Share – Diluted	$0.04	$0.26	$0.25	$0.21	$0.30	$0.75	$1.01
Return on Average Assets	0.13%	0.89%	0.87%	0.76%	1.08%	0.66%	0.96%
Return on Average Tangible Assets(1)	0.13%	0.91%	0.88%	0.77%	1.10%	0.67%	0.98%
Return on Average Equity	1.24%	8.39%	8.26%	7.18%	10.25%	6.22%	8.94%
Return on Average Tangible Equity(1)	1.49%	10.13%	10.01%	8.74%	12.53%	7.52%	11.00%
Net Interest Margin	3.56%	3.62%	3.49%	3.45%	3.43%	3.53%	3.53%
Non-Performing Assets to Total Assets	0.20%	0.23%	0.32%	0.18%	0.19%	0.20%	0.19%
Allowance as a % of Loans	1.25%	1.25%	1.25%	1.25%	1.27%	1.25%	1.27%

(1) Non-GAAP Financial Information. See “Reconciliation of Non-GAAP Financial Measures” at end of release.

Loan Composition

The components of the Company’s loan portfolio at December 31, 2017 and December 31, 2016 are as follows:

	(in thousands)
	December 31, 2017	December 31, 2016
Commercial and industrial	$101,371	$93,697
Real estate – construction	118,094	111,914
Real estate – commercial	537,733	460,685
Real estate – residential	64,238	59,065
Consumer	30,203	28,279
Unearned fees	(765)	(548)
	850,874	753,092
Allowance for loan losses	(10,668)	(9,565)
Net Loans	$840,206	$743,527

Deposit Composition

The components of the Company’s deposits at December 31, 2017 and December 31, 2016 are as follows:

	(in thousands)
	December 31, 2017	December 31, 2016
Non-interest-bearing	$167,297	$160,104
NOW accounts	232,673	152,771
Savings deposits	242,448	261,438
Money market deposits	59,818	62,495
Listed service CD’s	44,436	47,648
Time deposits / IRA	74,183	56,489
Wholesale deposits	40,702	35,622
Total Deposits	$861,557	$776,567

2017 Fourth Quarter and Year End Financial Review

Net Income
Net income for the three months ended December 31, 2017 was $335,000, or $0.04 per diluted common share, compared to $2.57 million, or $0.30 per diluted common share, for the same period last year. The decrease in net income was largely the result of the previously mentioned $1.78 million, or $0.21 per diluted share, write-down of the Company’s deferred tax asset from 34% to 21%, which will be the Company’s new corporate tax rate beginning in 2018. Additionally, the provision for loan losses was $675,000 for the quarter due to strong loan growth, compared to a loan loss recovery of $345,000 in the same prior year period, which was the result of a recovery related to a credit previously charged off.

On a linked quarter basis, fourth quarter 2017 net income decreased to $335,000 from $2.24 million for the third quarter of 2017.

Net income for the twelve months ended December 31, 2017 decreased to $6.50 million, or $0.75 per diluted share, compared to $8.63 million, or $1.01 per diluted share, in the same prior year period. Excluding the effect of the previously mentioned deferred tax asset writedown in 2017 and the BOLI death benefit in 2016, net income increased 6.6% for the twelve months ended December 31, 2017.

Net Interest Income
Net interest income for the quarter ended December 31, 2017 was $8.53 million, an increase of 12.3% compared to $7.59 million in the corresponding prior year period. This increase was largely due to an increase of $71.6 million, or 8.4%, in total interest earning assets, primarily attributable to growth in the loan portfolio. On a linked quarter basis, net interest income increased $113,000, or 1.3%, from $8.42 million.

For the year ended December 31, 2017, net interest income increased 10.4% to $32.5 million from $29.5 million in the prior year.

Net Interest Margin
The Company reported a net interest margin of 3.56% for the fourth quarter of 2017, compared to 3.62% in the third quarter of 2017 and 3.43% reported for the fourth quarter of 2016. The margin improvement from the prior year was primarily the result of slightly higher yielding interest-earning assets coupled with a higher level of average core checking deposits.

Net interest margin for the year ended December 31, 2017 was 3.53%, unchanged from the prior year.

Non-Interest Income
Non-interest income for the quarter ended December 31, 2017 totaled $1.34 million, a decrease of $104,000, or 7.19%, compared to the same period in 2016. The Company reported lower loan fees and, to a lesser extent, lower gains from the sale of SBA loans. Residential mortgage banking revenue was $325,000 during the quarter, as compared to $331,000 in the prior year period.

On a linked quarter basis, non-interest income decreased by $110,000 from the third quarter of 2017, mainly due to decreases in residential mortgage banking income and gains from the sale of SBA loans. Residential mortgage banking revenue decreased $33,000, or 9.2%, from $358,000 during the third quarter of 2017. Gains from the sale of SBA loans decreased $71,000, or 23.2%, from $306,000 during the third quarter of 2017 due to the timing of loan closings.

For the year ended December 31, 2017, non-interest income decreased slightly by $30,000, or 0.5%, to $5.46 million from the prior year due to the BOLI death benefit in 2016. Excluding this death benefit, non-interest income increased $832,000, or 18.0%. Mortgage banking revenue increased by 36.2% to $1.58 million, while gains from the sale of SBA loans increased 21.2% to $1.05 million.

Non-Interest Expense
Non-interest expense for the quarter ended December 31, 2017 totaled $5.92 million, an increase from the $5.36 million reported in same period in 2016, primarily due to a rise in salaries and employee benefits along with a one-time $144,000 expense recovery in the fourth quarter of 2016 related to a credit previously charged off. On a linked quarter basis, non-interest expense decreased $256,000, or 4.1%, from $6.18 million due to lower salaries and benefits.

For the year ended December 31, 2017, non-interest expense increased $2.47 million, or 11.5%, to $23.9 million compared to the prior year. The increase in non-interest expense was largely attributable to a rise in salaries and employee benefits coupled with $394,000 of one-time expense recoveries in 2016 relating to both the settlement of an OREO property and the collection from the above-mentioned credit previously charged off.

Provision for Loan Losses
During the quarter, the Company expensed a $675,000 loan loss provision, compared to a loan loss recovery of $345,000 in the same prior year period. The loan loss provision was largely due to the $34.8 million of loan growth in the fourth quarter 2017. The Company had net charge-offs of approximately $230,000 for the period.

For the year ended December 31, 2017, a loan loss provision of $1.53 million was expensed, compared to $515,000 for the prior year.

As of December 31, 2017, the Company's allowance for loan losses was $10.67 million, compared to $9.57 million as of December 31, 2016. The loss allowance as a percentage of total loans was 1.25% at December 31, 2017, compared to 1.27% at December 31, 2016.

Financial Condition / Balance Sheet

At December 31, 2017, the Company maintained capital ratios that were in excess of regulatory standards for well capitalized institutions. The Company's Tier 1 capital to average assets ratio was 8.85%, common equity Tier 1 to risk weighted assets ratio was 9.68%, Tier 1 capital to risk weighted assets ratio was 9.68%, and total capital to risk weighted assets ratio was 11.93%.

Total assets as of December 31, 2017 were $1.04 billion, an increase of 10.6% compared to $940.2 million as of December 31, 2016.

Total loans as of December 31, 2017 were $850.9 million, an increase of 13.0% compared to $753.1 million reported at December 31, 2016.

Total deposits as of December 31, 2017 were $861.6 million, an increase of 10.9% compared to $776.6 million as of December 31, 2016. Core checking deposits at December 31, 2017 increased to $400.0 million, up $87.1 million, or 27.8%, from December 31, 2016.

Asset Quality
The Company's non-performing assets at December 31, 2017 were $2.07 million compared to $2.35 million at September 30, 2017 and $1.81 million at December 31, 2016. Non-performing assets to total assets at December 31, 2017 declined to 0.20%, compared to 0.23% at September 30, 2017, and remained relatively unchanged compared to 0.19% at December 31, 2016.

Non-accrual loans decreased to $2.07 million at December 31, 2017, as compared to $2.35 million at September 30, 2017, and increased from $1.55 million at December 31, 2016. There was no OREO at both December 31, 2017 and September 30, 2017, compared to OREO of $259,000 at December 31, 2016.

Troubled debt restructured loan balances amounted to $7.05 million at December 31, 2017, with all but $994,000 performing. This compared to $8.05 million at September 30, 2017 and $8.23 million at December 31, 2016.

About the Company
Two River Bancorp is the holding company for Two River Community Bank, which is headquartered in Tinton Falls, New Jersey. Two River Community Bank operates 14 branches along with two loan production offices throughout Monmouth, Middlesex, Union, and Ocean Counties, New Jersey. More information about Two River Community Bank and Two River Bancorp is available at www.tworiverbank.com.

The foregoing contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements are not historical facts and include expressions about management's confidence and strategies and management's current views and expectations about new and existing programs and products, relationships, opportunities, technology and market conditions. These statements may be identified by such forward-looking terminology as "continue," "expect," "look," "believe," "anticipate," "may," "will," "should," "projects," "strategy" or similar statements. Actual results may differ materially from such forward-looking statements, and no reliance should be placed on any forward-looking statement. Factors that may cause results to differ materially from such forward-looking statements include, but are not limited to, unanticipated changes in the financial markets and the direction of interest rates; volatility in earnings due to certain financial assets and liabilities held at fair value; competition levels; loan and investment prepayments differing from our assumptions; insufficient allowance for credit losses; a higher level of loan charge-offs and delinquencies than anticipated; material adverse changes in our operations or earnings; a decline in the economy in our market areas; changes in relationships with major customers; changes in effective income tax rates; higher or lower cash flow levels than anticipated; inability to hire or retain qualified employees; a decline in the levels of deposits or loss of alternate funding sources; a decrease in loan origination volume or an inability to close loans currently in the pipeline; changes in laws and regulations; adoption, interpretation and implementation of accounting pronouncements; operational risks, including the risk of fraud by employees, customers or outsiders; and the inability to successfully implement or expand new lines of business or new products and services. For a list of other factors which would affect our results, see the Company's filings with the Securities and Exchange Commission, including those risk factors identified in the "Risk Factor" section and elsewhere in our Annual Report on Form 10-K for the year ended December 31, 2016. The statements in this press release are made as of the date of this press release, even if subsequently made available by the Company on its website or otherwise. The Company assumes no obligation for updating any such forward-looking statements at any time, except as required by law.

Investor Contact:
Adam Prior, Senior Vice President
The Equity Group Inc.
Phone: (212) 836-9606
Email: aprior@equityny.com

Media Contact:
Adam Cadmus, Marketing Director
Phone: (732) 982-2167
Email: acadmus@tworiverbank.com

TWO RIVER BANCORP
CONSOLIDATED STATEMENTS OF OPERATIONS (Unaudited)
For the Three Months and Twelve Months Ended December 31, 2017 and 2016
(in thousands, except per share data)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2017	2016	2017	2016
Interest Income:
Loans, including fees	$9,438	$8,463	$35,801	$32,798
Securities:
Taxable	273	205	988	776
Tax-exempt	270	253	1,101	917
Interest-bearing deposits	93	49	350	133
Total Interest Income	10,074	8,970	38,240	34,624
Interest Expense:
Deposits	1,193	1,029	4,363	3,829
Securities sold under agreements to repurchase	16	17	66	61
Federal Home Loan Bank ("FHLB") and other borrowings	171	166	620	618
Subordinated debt	165	164	658	656
Total Interest Expense	1,545	1,376	5,707	5,164
Net Interest Income	8,529	7,594	32,533	29,460
Provision for (Recovery of) Loan Losses	675	(345)	1,530	515
Net Interest Income after Provision for (Recovery of) Loan Losses	7,854	7,939	31,003	28,945
Non-Interest Income:
Service fees on deposit accounts	237	160	772	587
Mortgage banking	325	331	1,583	1,162
Other loan fees	186	299	588	610
Earnings from investment in bank owned life insurance	133	140	544	477
Death benefit on bank owned life insurance	-	-	-	862
Gain on sale of SBA loans	235	293	1,052	868
Net gain on sale of securities	-	-	-	72
Other income	227	224	920	851
Total Non-Interest Income	1,343	1,447	5,459	5,489
Non-Interest Expenses:
Salaries and employee benefits	3,492	3,235	14,046	12,844
Occupancy and equipment	1,026	1,033	4,241	4,117
Professional	395	310	1,497	1,198
Insurance	58	56	216	216
FDIC insurance and assessments	113	88	467	412
Advertising	105	100	450	415
Data processing	147	149	553	554
Outside services fees	126	131	473	500
Amortization of identifiable intangibles	-	-	-	9
OREO expenses, impairment and sales, net	4	(3)	48	(274)
Loan workout expenses	59	(69)	233	73
Other operating	394	330	1,718	1,411
Total Non-Interest Expenses	5,919	5,360	23,942	21,475
Income before Income Taxes	3,278	4,026	12,520	12,959
Income Tax Expense	2,943	1,459	6,018	4,328
Net Income	$335	$2,567	$6,502	$8,631
Earnings Per Common Share:
Basic	$0.04	$0.31	$0.78	$1.04
Diluted	$0.04	$0.30	$0.75	$1.01
Weighted average common shares outstanding:
Basic	8,420	8,322	8,388	8,321
Diluted	8,673	8,565	8,658	8,530

TWO RIVER BANCORP
CONSOLIDATED BALANCE SHEETS (Unaudited)
(in thousands, except share data)

	December 31,	December 31,
	2017	2016
ASSETS
Cash and due from banks	$29,575	$19,844
Interest-bearing deposits in bank	18,644	22,233
Cash and cash equivalents	48,219	42,077

Securities available for sale	31,132	34,464
Securities held to maturity	58,002	57,843
Restricted investments, at cost	5,430	4,805
Loans held for sale	2,581	4,537
Loans	850,874	753,092
Allowance for loan losses	(10,668)	(9,565)
Net loans	840,206	743,527

OREO	-	259
Bank owned life insurance	21,573	21,029
Premises and equipment, net	6,239	4,662
Accrued interest receivable	2,554	2,234
Goodwill	18,109	18,109
Other assets	5,753	6,665

Total Assets	$1,039,798	$940,211

LIABILITIES AND SHAREHOLDERS’ EQUITY
Liabilities:
Deposits:
Non-interest-bearing	$167,297	$160,104
Interest-bearing	694,260	616,463
Total Deposits	861,557	776,567

Securities sold under agreements to repurchase	27,120	19,915
FHLB and other borrowings	25,800	25,300
Subordinated debt	9,888	9,855
Accrued interest payable	70	100
Other liabilities	8,792	7,758

Total Liabilities	933,227	839,495

Shareholders’ Equity
Preferred stock, no par value; 6,500,000 shares authorized, no shares issued and outstanding	-	-
Common stock, no par value; 25,000,000 shares authorized;
Issued – 8,782,124 and 8,677,536 at December 31, 2017 and 2016, respectively
Outstanding – 8,470,030 and 8,365,442 at December 31, 2017 and 2016, respectively	79,678	79,056
Retained earnings	29,593	24,447
Treasury stock, at cost; 312,094 shares at December 31, 2017 and 2016, respectively	(2,396)	(2,396)
Accumulated other comprehensive loss	(304)	(391)
Total Shareholders' Equity	106,571	100,716

Total Liabilities and Shareholders’ Equity	$1,039,798	$940,211

    TWO RIVER BANCORP
Selected Consolidated Financial Data (Unaudited)

Selected Consolidated Earnings Data

(in thousands, except per share data)

	Three Months Ended			Twelve Months Ended
	Dec. 31,	Sept. 30,	Dec. 31,	Dec. 31,	Dec. 31,
Selected Consolidated Earnings Data:	2017	2017	2016	2017	2016
Total Interest Income	$10,074	$9,824	$8,970	$38,240	$34,624
Total Interest Expense	1,545	1,408	1,376	5,707	5,164
Net Interest Income	8,529	8,416	7,594	32,533	29,460
Provision for (Recovery of) Loan Losses	675	255	(345)	1,530	515
Net Interest Income after Provision for (Recovery of) Loan Losses	7,854	8,161	7,939	31,003	28,945
Other Non-Interest Income	1,343	1,453	1,447	5,459	5,489
Other Non-Interest Expenses	5,919	6,175	5,360	23,942	21,475
Income before Income Taxes	3,278	3,439	4,026	12,520	12,959
Income Tax Expense	2,943	1,202	1,459	6,018	4,328
Net Income	$335	$2,237	$2,567	$6,502	$8,631

Per Common Share Data:
Basic Earnings	$0.04	$0.27	$0.31	$0.78	$1.04
Diluted Earnings	$0.04	$0.26	$0.30	$0.75	$1.01
Book Value	$12.58	$12.60	$12.04	$12.58	$12.04
Tangible Book Value(1)	$10.44	$10.46	$9.88	$10.44	$9.88
Average Common Shares Outstanding (in thousands):
Basic	8,420	8,393	8,322	8,388	8,321
Diluted	8,673	8,656	8,565	8,658	8,530

(1) Non-GAAP Financial Information. See “Reconciliation of Non-GAAP Financial Measures” at end of release.

Selected Period End Balances

(in thousands)

	Dec. 31,	Sept. 30,	June 30,	March 31,	Dec. 31,
	2017	2017	2017	2017	2016
Total Assets	$1,039,798	$1,000,245	$983,099	$967,073	$940,211
Investment Securities and Restricted Stock	94,564	92,641	92,634	94,850	97,112
Total Loans	850,874	816,078	794,908	762,687	753,092
Allowance for Loan Losses	(10,668)	(10,223)	(9,953)	(9,567)	(9,565)
Goodwill and Other Intangible Assets	18,109	18,109	18,109	18,109	18,109
Total Deposits	861,557	821,872	810,725	799,705	776,567
Repurchase Agreements	27,120	22,576	25,823	21,437	19,915
FHLB and Other Borrowings	25,800	30,300	24,300	24,300	25,300
Subordinated Debt	9,888	9,879	9,871	9,863	9,855
Shareholders' Equity	106,571	106,567	104,524	102,406	100,716

Asset Quality Data (by Quarter)

(dollars in thousands)	Dec. 31,	Sept. 30,	June 30,	March 31,	Dec. 31,
	2017	2017	2017	2017	2016
Nonaccrual Loans	$2,070	$2,345	$2,946	$1,511	$1,548
OREO	-	-	233	259	259
Total Non-Performing Assets	2,070	2,345	3,179	1,770	1,807

Troubled Debt Restructured Loans:
Performing	6,053	6,925	6,990	7,754	8,075
Non-Performing	994	1,129	960	405	157

Non-Performing Loans to Total Loans	0.24%	0.29%	0.37%	0.20%	0.21%
Non-Performing Assets to Total Assets	0.20%	0.23%	0.32%	0.18%	0.19%
Allowance as a % of Loans	1.25%	1.25%	1.25%	1.25%	1.27%

Capital Ratios

	December 31, 2017				December 31, 2016
	CET 1 Capital to Risk Weighted Assets Ratio	Tier 1 Capital to Average Assets Ratio	Tier 1 Capital to Risk Weighted Assets Ratio	Total Capital to Risk Weighted Assets Ratio	CET 1 Capital to Risk Weighted Assets Ratio	Tier 1 Capital to Average Assets Ratio	Tier 1 Capital to Risk Weighted Assets Ratio	Total Capital to Risk Weighted Assets Ratio

Two River Bancorp	9.68%	8.85%	9.68%	11.93%	10.33%	8.94%	10.33%	12.76%
Two River Community Bank	10.66%	9.76%	10.66%	11.82%	11.49%	9.95%	11.49%	12.68%
"Well capitalized" institution (under prompt corrective action regulations)*	6.50%	5.00%	8.00%	10.00%	6.50%	5.00%	8.00%	10.00%

*Applies to Bank only. For the Company to be “well capitalized,” the Tier 1 Capital to Risk Weighted Assets has to be at least 6.00%.

Consolidated Average Balance Sheets & Yields

With Resultant Interest and Average Rates

	Three Months Ended			Three Months Ended
(dollars in thousands)	December 31, 2017			December 31, 2016
		Interest / Income Expense			Interest / Income Expense
ASSETS	Average Balance		Average Yield / Rate	Average Balance		Average Yield / Rate
Interest-Earning Assets:
Interest-bearing due from banks	$28,598	$93	1.29%	$37,650	$49	0.52%
Investment securities	93,841	543	2.31%	89,828	458	2.04%
Loans, net of unearned fees(1) (2)	828,725	9,438	4.52%	752,067	8,463	4.48%

Total Interest-Earning Assets	951,164	10,074	4.20%	879,545	8,970	4.06%

Non-Interest-Earning Assets:
Allowance for loan losses	(10,326)			(9,749)
All other assets	79,802			76,546

Total Assets	$1,020,640			$946,342

LIABILITIES & SHAREHOLDERS' EQUITY
Interest-Bearing Liabilities:
NOW deposits	$215,563	276	0.51%	$151,543	158	0.41%
Savings deposits	247,655	326	0.52%	253,281	336	0.53%
Money market deposits	63,284	27	0.17%	69,303	28	0.16%
Time deposits	147,035	564	1.52%	141,336	507	1.43%
Securities sold under agreements to repurchase	22,103	16	0.29%	21,085	17	0.32%
FHLB and other borrowings	31,199	171	2.17%	34,213	166	1.93%
Subordinated debt	9,885	165	6.68%	9,852	164	6.66%

Total Interest-Bearing Liabilities	736,724	1,545	0.83%	680,613	1,376	0.80%

Non-Interest-Bearing Liabilities:
Demand deposits	167,945			157,511
Other liabilities	8,593			8,631

Total Non-Interest-Bearing Liabilities	176,538			166,142

Stockholders’ Equity	107,378			99,587

Total Liabilities and Shareholders’ Equity	$1,020,640			$946,342

NET INTEREST INCOME		$8,529			$7,594

NET INTEREST SPREAD(3)			3.37%			3.26%

NET INTEREST MARGIN(4)			3.56%			3.43%

(1) Included in interest income on loans are loan fees.
(2) Includes non-performing loans.
(3) The interest rate spread is the difference between the weighted average yield on average interest-earning and the weighted average cost of average interest-bearing liabilities.
(4) The interest rate margin is calculated by dividing annualized net interest income by average interest-earning assets.

Consolidated Average Balance Sheets & Yields

With Resultant Interest and Average Rates

	Twelve Months Ended			Twelve Months Ended
(dollars in thousands)	December 31, 2017			December 31, 2016
		Interest / Income Expense			Interest / Income Expense
ASSETS	Average Balance		Average Yield / Rate	Average Balance		Average Yield / Rate
Interest Earning Assets:
Interest-bearing due from banks	$33,255	$350	1.05%	$26,241	$133	0.51%
Investment securities	94,052	2,089	2.22%	84,227	1,693	2.01%
Loans, net of unearned fees(1) (2)	793,671	35,801	4.51%	724,511	32,798	4.53%

Total Interest-Earning Assets	920,978	38,240	4.15%	834,979	34,624	4.15%

Non-Interest Earning Assets:
Allowance for loan losses	(9,933)			(9,275)
All other assets	79,850			77,181

Total Assets	$990,895			$902,885

LIABILITIES & SHAREHOLDERS' EQUITY
Interest-Bearing Liabilities:
NOW deposits	$201,490	958	0.48%	$151,360	649	0.43%
Savings deposits	256,222	1,330	0.52%	233,514	1,165	0.50%
Money market deposits	63,093	107	0.17%	72,721	119	0.16%
Time deposits	135,326	1,968	1.45%	133,842	1,896	1.42%
Securities sold under agreements to repurchase	22,066	66	0.30%	19,309	61	0.32%
FHLB and other borrowings	26,544	620	2.34%	27,304	618	2.26%
Subordinated debt	9,872	658	6.67%	9,840	656	6.67%

Total Interest-Bearing Liabilities	714,613	5,707	0.80%	647,890	5,164	0.80%

Non-Interest-Bearing Liabilities:
Demand deposits	163,707			150,495
Other liabilities	8,003			7,919

Total Non-Interest-Bearing Liabilities	171,710			158,414

Shareholders’ Equity	104,572			96,581

Total Liabilities and Shareholders’ Equity	$990,895			$902,885

NET INTEREST INCOME		$32,533			$29,460

NET INTEREST SPREAD(3)			3.35%			3.35%

NET INTEREST MARGIN(4)			3.53%			3.53%

(1) Included in interest income on loans are loan fees.
(2) Includes non-performing loans.
(3) The interest rate spread is the difference between the weighted average yield on average interest-earning and the weighted average cost of average interest-bearing liabilities.
(4) The interest rate margin is calculated by dividing annualized net interest income by average interest-earning assets.

Reconciliation of Non-GAAP Financial Measures

The press release contains certain financial information determined by methods other than in accordance with generally accepted accounting policies in the United States (GAAP). These non-GAAP financial measures are "tangible book value per common share," "return on average tangible assets," and "return on average tangible equity." This non-GAAP disclosure has limitations as an analytical tool and should not be considered in isolation or as a substitute for analysis of the Company's results as reported under GAAP, nor is it necessarily comparable to non-GAAP performance measures that may be presented by other companies. Our management uses these non-GAAP measures in its analysis of our performance because it believes these measures are material and will be used as a measure of our performance by investors.

(in thousands, except per share data)
	As of and for the Three Months Ended					As of and for the Twelve Months Ended
	Dec. 31,	Sept. 30,	June 30,	March 31,	Dec. 31,	Dec. 31,	Dec. 31,
	2017	2017	2017	2017	2016	2017	2016
Total shareholders' equity	$106,571	$106,567	$104,524	$102,406	$100,716	$106,571	$100,716
Less: goodwill and other tangibles	(18,109)	(18,109)	(18,109)	(18,109)	(18,109)	(18,109)	(18,109)
Tangible common shareholders’ equity	$88,462	$88,458	$86,415	$84,297	$82,607	$88,462	$82,607

Common shares outstanding	8,470	8,454	8,429	8,389	8,365	8,470	8,365
Book value per common share	$12.58	$12.60	$12.40	$12.21	$12.04	$12.58	$12.04

Book value per common share	$12.58	$12.60	$12.40	$12.21	$12.04	$12.58	$12.04
Effect of intangible assets	(2.14)	(2.14)	(2.15)	(2.16)	(2.16)	(2.14)	(2.16)
Tangible book value per common share	$10.44	$10.46	$10.25	$10.05	$9.88	$10.44	$9.88

Return on average assets	0.13%	0.89%	0.87%	0.76%	1.08%	0.66%	0.96%
Effect of average intangible assets	-	0.02%	0.01%	0.01%	0.02%	0.01%	0.02%
Return on average tangible assets	0.13%	0.91%	0.88%	0.77%	1.10%	0.67%	0.98%

Return on average equity	1.24%	8.39%	8.26%	7.18%	10.25%	6.22%	8.94%
Effect of average intangible assets	0.25%	1.74%	1.75%	1.56%	2.28%	1.30%	2.06%
Return on average tangible equity	1.49%	10.13%	10.01%	8.74%	12.53%	7.52%	11.00%